Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors of AmTrust Financial Services, Inc., a Delaware corporation, which proposes to file with the Securities and Exchange Commission a Shelf Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to an offering of securities, hereby constitutes and appoints Ronald E. Pipoly, Jr., David H. Saks, Stephen B. Ungar and Catherine L. Miller and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign in any and all capacities and file: (i) such registration statement; (ii) any and all exhibits thereto and other documents in connection therewith; (iii) any and all amendments, post-effective amendments and supplements thereto; and (iv) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Name	Title	Date

/s/ Barry D. Zyskind	Chief Executive Officer, President and Director	September 21, 2010
Barry D. Zyskind	(Principal Executive Officer)

/s/ Michael Karfunkel	Chairman of the Board	September 21, 2010
Michael Karfunkel

/s/ Donald T. DeCarlo	Director	September 16, 2010
Donald T. DeCarlo

/s/ Susan C. Fisch	Director	September 16, 2010
Susan C. Fisch

/s/ Abraham Gulkowitz	Director	September 20, 2010
Abraham Gulkowitz

/s/ George Karfunkel	Director	September 21, 2010
George Karfunkel

/s/ Jay J. Miller	Director	September 20, 2010
Jay J. Miller